Exhibit 10.3

GTY Investors, LLC

November 7, 2018

GTY Technology Holdings Inc.

1180 North Town Center Drive

Suite 100

Las Vegas, Nevada 89144

Re:	Convertible Promissory Note

Ladies and Gentlemen:

Reference is made to that certain convertible promissory note, dated as of August 8, 2018 (the “Note”), issued by GTY Technology Holdings Inc., a Cayman Islands exempted company (the “Maker”), to GTY Investors, LLC or its registered assigns or successors in interest (the “Payee”). Capitalized terms used but not defined herein have the meanings assigned to them in the Note.

The Payee hereby irrevocably waives, until the earlier of (A) May 1, 2019, and (B) the closing date of a Business Combination, (i) the Maker’s obligation under the Note to repay all unpaid principal under the Note on the earlier of (x) November 1, 2018 and (y) the effective date of a Business Combination; and (ii) any Event of Default existing under the Note as of the date hereof.

This letter agreement (this “Agreement”) shall be effective as of November 1, 2018.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature page follows]

Very truly yours,

GTY INVESTORS, LLC

By:	/s/ Harry L. You
Name: Harry L. You
Title: Manager

AGREED AND ACCEPTED BY:

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ Harry L. You
Name: Harry L. You
Title: President & CFO